Exhibit 99

              PlanVista Reports Results for 1st Quarter

    TAMPA, Fla.--(BUSINESS WIRE)--May 13, 2003--PlanVista Corporation (OTC:PVST) today reported net income of $1.5 million for the quarter ended March 31, 2003, compared to net income of $0.7 million during the same period in 2002.

    Financial Results

    The Company reported operating revenue of $8.1 million for the first quarter, compared to $7.9 million for the same period in 2002 and $8.4 million in the fourth quarter of 2002. Earnings from continuing operations before income taxes totaled $1.8 million in the first quarter of 2003, compared to a loss from continuing operations before income taxes of $0.3 million for the first quarter of 2002. Earnings from continuing operations before income taxes totaled $0.2 million for the fourth quarter of 2002. For the quarter ended March 31, 2003, net income totaled $1.5 million (or $0.09 per common share), compared to net income of $0.7 million (or $0.04 per common share) during the first quarter of 2002 and net income of $0.5 million (or $0.03 per common share) during the fourth quarter of 2002. As set forth in more detail below, the additional 24.6 million common shares that may be issued upon conversion of the Series C Convertible Preferred Stock in October 2003 are not included in the calculation of earnings per common share.
    The Company's EBITDA(1) profit (a non-GAAP measure defined as earnings from continuing operations before interest, taxes, depreciation, and amortization, without taking into consideration the 2002 charge related to offering costs) for the first quarter of 2003 was $2.7 million, compared to $2.4 million for the same period in 2002 and $2.6 million during the fourth quarter of 2002.

    Business Highlights

    The Company's preferred provider network business sold and implemented 10 new payer clients in the first quarter of 2003 and organically grew operating revenue within several existing relationships, resulting in new business revenues of $0.5 million during the first quarter. The increase in operating revenue from new business, compared to the first quarter of 2002, was partially offset by a decrease in operating revenue from customers that no longer use our services or that have significantly reduced their utilization.
    The Company's other cost containment products, which generated revenues of $1.8 million in 2002 and include business process outsourcing products PayerServ and PlanServ, as well as bill negotiation, accelerated funding, and other services, generated first quarter revenues of $0.8 million , compared to $0.4 million during the same period in 2002. These revenues represented 9.3% of the Company's operating revenue in the first quarter.
    The Company's ClaimPassXL(R) internet repricing system generated $2.6 million in revenue in the first quarter of 2003, or 32.3% of the Company's operating revenue for the quarter, compared to $2.2 million during the first quarter of 2002. The Company processed 140,000 medical claims via the Internet, compared to 108,000 claims during the same period in 2002. In total, the Company processed 934,000 medical claims in the first quarter, compared to 913,000 claims during the same period in 2002.
    According to PlanVista Chairman and Chief Executive Officer Phillip S. Dingle, "We are disappointed with continued flat revenues on a quarter over quarter basis but believe we are better positioned today than ever before to penetrate the payer market, because of our continued enhancement of our core and new business products and the support of our new financial partners. Until such time as we gain more visibility on future growth, however, we will continue our focused expense management program and seek cost reductions where appropriate."

    Preferred Stock Accretion, New Financial Partner, and Refinancing

    On April 12, 2002, the Company closed a transaction involving its credit facility and debt restructure. The credit facility, which expires in May 2004 and is subject to interest at a variable rate, generally prime plus 1%, is a term loan in the current amount of $39.8 million, with nominal quarterly amortization of principal that commenced in June 2002. In connection with the transaction, the Company exchanged approximately $29.0 million of bank debt for equity in the form of convertible preferred stock that can be converted after October 12, 2003 into 24.6 million shares of our common stock, based on shares outstanding as of March 31, 2003. This convertible preferred stock has weighted average anti-dilution protection and a provision that in no event will the stock convert into less than 51.0% of our outstanding shares of common stock.
    In connection with this debt restructure, the Company was required to adopt the accounting principles prescribed by Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"). In accordance with the accounting requirements of EITF 00-27, the Company has reflected approximately $16.2 million as an increase to the carrying value of the convertible preferred securities with a comparable reduction to its additional paid-in capital during the first quarter of 2003. The amount accreted to the convertible preferred securities is calculated based on (a) the difference between the closing price of the Company's common stock on April 12, 2002 and the conversion price per share available to the holders of the convertible preferred securities, multiplied by (b) our estimate of the number of shares of common stock that will be issued if or when the convertible preferred shares are converted. This amount is accreted over the contractual life of the convertible preferred securities. This non-cash transaction does not affect the Company's net income or its stockholders' equity but does impact the net income deemed available to common stockholders for reporting purposes in the first quarter of 2003. Net income per share available to the holders of the Company's common stock in the first quarter of 2003 was further reduced by a preferred stock dividend totaling $0.7 million payable on the convertible preferred securities issued in connection with the debt restructure. For the first quarter of 2003, this results in a deemed loss per share applicable to common stockholders of $(0.92).
    On March 10, 2003, the Company announced that PVC Funding Partners LLC, an affiliate of Commonwealth Associates, LP and Comvest Venture Partners, had acquired 96% of the Company's outstanding convertible preferred stock previously held by the Company's senior lenders and $20.5 million of the Company's outstanding bank debt. The acquired bank debt remains outstanding on substantially the same terms and conditions. The preferred stock acquired by PVC Funding is convertible into approximately 23.6 million common shares (subject to anti-dilution and other adjustments) after October 12, 2003 which, in accordance with GAAP, have not been factored into the reported earnings per share included herein.
    Effective on or around March 31, 2003, we renegotiated the terms of notes and related accrued interest owed CENTRA Benefit Services, Inc. totaling $4.8 million to extend the maturity date to April 1, 2006, reduce the interest rate from 12.0% per annum to 6.0% per annum, and fix the conversion price at $1.00. If converted, these notes would convert into approximately 4.8 million shares of our common stock.
    According to Dingle, "We are pleased with our ongoing progress of leveraging our new financial partner's capabilities and relationships to build a better company. As we move toward the potential conversion of our preferred stock into no less than 51% of our outstanding common shares and further potential dilution that may result from our efforts to refinance our debt and pursue opportunities for growth, we will continue to explore alternatives to reduce our obligations, recapitalize the Company, and provide additional liquidity. Through these efforts, we will seek to resolve uncertainty surrounding the number of fully diluted shares outstanding and pro forma ownership of the Company and place our Company in a position to grow."

(1) EBITDA is a metric that Company management believes is a meaningful measure of operating performance. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles.

    PlanVista Solutions provides medical cost containment and business process outsourcing solutions to the medical insurance and managed care industries. We provide integrated national preferred provider organization network access, electronic claims repricing, and network and data management services to health care payers, such as self-insured employers, medical insurance carriers, third party administrators, health maintenance organizations, and other entities that pay claims on behalf of health plans. We also provide network and data management services to health care providers, such as individual providers and provider networks. Visit the Company's website at http://www.planvista.com.

    Caution Concerning Forward-Looking Statements:

    This press release, particularly the statements made by Mr. Dingle, includes forward-looking statements related to PlanVista that involve risks and uncertainties including, but not limited to, our ability to expand our client base; the success of our new products and services; our ability to maintain our current provider network arrangements; our ability to manage costs and comply with the terms of our senior credit facility; our ability to reduce and restructure debt; and our ability to maintain and update our information technology. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company's future results, please see the Company's filings with the Securities and Exchange Commission. Copies of these filings are available upon request from the Company's chief financial officer. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Achieved results may differ materially from management expectations.

                       PLANVISTA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (Unaudited)
               (in thousands except per share data)

                                         For the Three Months Ended
                                                 March 31,
                                         --------------------------
                                            2003           2002
                                          -------        -------

Operating revenues                        $ 8,054        $ 7,949
                                          -------        -------
Cost of operating revenue:
  Marketing allowances                        147             80
  Personnel expense                         2,253          2,252
  Network access fees                       1,494          1,297
  Other                                       971          1,376
  Depreciation                                135            112
                                          -------        -------
     Total cost of operating revenue        5,000          5,117
Bad debt expense                              530            537
Interest expense                              706          2,558
                                          -------        -------
    Total expenses                          6,236          8,212
                                          -------        -------

Income (loss) before provision (benefit)
  for income taxes                          1,818           (263)
Provision (benefit) for income taxes          331           (932)
                                          -------        -------
Net income                                  1,487            669

Preferred stock accretion and preferred stock
 dividend                                 (16,947)             -
                                          --------       -------
Income (loss) applicable to common
 stockholders                            $(15,460)       $   669
                                          ========       =======

Basic and diluted income (loss)
 per share applicable to common
 stockholders:
  Income from continuing operations      $   0.09        $  0.04
  Preferred stock accretion and
   preferred stock dividend                 (1.01)             -
                                          -------        -------
  Income (loss) applicable to common
   stockholders                          $  (0.92)       $  0.04
                                          =======        =======
Basic weighted average number
  of shares outstanding                    16,785         15,521
                                          =======        =======

Diluted weighted average number
  of shares outstanding                    16,785         15,910
                                          =======        =======



                       PLANVISTA CORPORATION
              CONDENSED CONSOLIDATED BALANCE SHEETS
                            (unaudited)
                           (in thousands)


                                                March 31, December 31,
                                                    2003      2002
                                                  --------- ---------


                               ASSETS
Current assets:
  Cash and cash equivalents                        $ 1,906   $ 1,198
  Accounts receivable                                8,101     7,989
  Prepaid expenses and other current assets            488       174
  Refundable income taxes                            1,326     1,600
                                                  --------- ---------
          Total current assets                      11,821    10,961
Property and equipment, net                          1,492     1,541
Other assets, net                                      714       678
Intangible assets, net                              29,405    29,405
                                                  --------- ---------
          Total assets                             $43,432   $42,585
                                                  ========= =========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $ 2,744   $ 2,903
  Accrued liabilities                                5,242     5,574
  Deferred revenue                                     950       950
  Current portion of long-term debt                    356       356
                                                  --------- ---------
          Total current liabilities                  9,292     9,783
Notes payable                                       45,089    45,188
Other long-term liabilities                            953     1,003
                                                  --------- ---------
          Total liabilities                         55,334    55,974
                                                  --------- ---------

Common stock w/ make whole provision                 5,000     5,000

Common stockholders' equity:
  Series C convertible preferred stock              94,165    77,217
  Common stock                                         159       159
  Additional paid-in capital                        28,654    45,602
  Treasury stock                                       (38)      (38)
  Retained earnings                               (139,842) (141,329)
                                                  --------- ---------
          Total stockholders' deficit              (16,902)  (18,389)
                                                  --------- ---------
          Total liabilities and stockholders'
           equity (deficit)                        $43,432   $42,585
                                                  ========= =========



                       PLANVISTA CORPORATION
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (unaudited)
                          (in thousands)


                                                       For the Three
                                                        Months Ended
                                                          March 31,
                                                       ---------------
                                                         2003    2002
                                                       ------- -------

Cash flows from operating activities:
  Net income                                           $1,487    $669
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation                                            135     112
  Non-cash interest expense                                 -     636
Changes in assets and liabilities :
  Accounts receivable                                    (112) (1,059)
  Other receivables                                       274    (692)
  Prepaid expenses and other current assets              (314)   (927)
  Other assets                                            (36)   (679)
  Accounts payable                                       (160)  1,157
  Accrued liabilities                                    (331)    989
  Other long-term liabilities                             (50)    (21)
                                                       ------- -------
          Net cash provided by operating activities       893     185
                                                       ------- -------

Cash flows from investing activities:
  Purchases of property and equipment                     (86)   (188)
                                                       ------- -------
          Net cash used in investing activities           (86)   (188)
                                                       ------- -------

Cash flows from financing activities:
  Capital lease and debt payment                          (99)    (30)
  Proceeds from Common Stock issued                         -      25
                                                       ------- -------
          Net cash used in financing activities           (99)     (5)
                                                       ------- -------
Net increase (decrease) in cash and cash equivalents      708      (8)
Cash and cash equivalents at beginning of period        1,198     395
                                                       ------- -------
Cash and cash equivalents at end of period             $1,906    $387
                                                       ======= =======

    CONTACT: PlanVista Corporation, Tampa
             Don Schmeling, 813/353-2300, ext. 2340